SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

October 6, 2000

HORIZON FINANCIAL SERVICES CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	0-27170	42-1419757
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

301 First Avenue East, Oskaloosa, Iowa	52557
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (515) 673-8328

N/A

(Former name or former address, if changed since last Report)

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Item 5. Other Events

       On September 26, 2000, Horizon Financial Services Corporation (the "Company") entered into a Standstill Agreement (the "Standstill Agreement") with the Individuals and Entities identified on Exhibit A attached thereto (the "Group") in the form attached hereto as Exhibit 99. Pursuant to the Standstill Agreement, the Group agreed to sell to the Company and the Company agreed to buy from the Group, subject to certain conditions, all shares of Common Stock of the Company held by the Group. The Group also agreed not to acquire beneficial ownership, the right to vote, or control of any shares of the Company for a period of 4 years.

Item 7. Financial Statement and Exhibits

      (a) Exhibits

               99 Standstill Agreement.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HORIZON FINANCIAL SERVICES CORPORATION
Date: October 6, 2000	By: /s/ Robert W. DeCook Robert W. DeCook President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
99	Standstill Agreement dated September 26, 2000